Exhibit 1.1

EXECUTION VERSION

BANCO SANTANDER, S.A.

(a company with limited liability organized under

the laws of The Kingdom of Spain)

U.S.$1,150,000,000 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities

U.S.$1,350,000,000 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities

UNDERWRITING AGREEMENT

November 16, 2023

BNP Paribas Securities Corp.

787 Seventh Ave

New York, NY 10019

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, NY 10018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, NY 10281

Santander US Capital Markets LLC

437 Madison Avenue

New York, NY 10022

As Representatives of the Several Underwriters

named on Schedule I hereto

Ladies and Gentlemen:

Banco Santander, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Bank”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in Schedule I hereto of the securities specified in Exhibit D hereto (the “Securities”) to be issued pursuant to the resolutions of the Bank’s general shareholders’ meeting and Board of Directors and Executive Committee approving the issuance of the Securities and the indenture to be dated on or about November 21, 2023 (the “Base Indenture”) between the Bank and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”) as supplemented, with respect to the Securities, by a supplemental indenture to be dated on or about November 21, 2023, which together with the Base Indenture sets out the terms and rights of this particular issue of Securities (the “First Supplemental Indenture” and the Base Indenture as supplemented, with respect to the Securities, by the First Supplemental Indenture, and as further supplemented from time to time, the “Indenture”). BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Santander US Capital Markets LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

The Bank has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (file number 333-271955), on Form F-3 relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Bank. The registration statement as amended to the date of this agreement (the “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated May 16, 2023, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Bank to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Bank to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Base Prospectus as supplemented by the preliminary prospectus, together with the free writing prospectuses, if any, each identified in Exhibit E hereto, and intended for general distribution to prospective investors, and “road show” means any road show as defined in Rule 433(h) under the Securities Act. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.	Representations and Warranties. The Bank represents and warrants to, and agrees with, each of the Underwriters that as of the date hereof:

(a)

The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Bank is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and the Bank has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)

Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder, (i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 3 below), the Time of Sale Prospectus, as then amended or supplemented by the Bank, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Bank in writing by such Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 hereof) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)

The Bank is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Bank is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Bank complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the free writing prospectuses, if any, identified in Exhibit E hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Bank has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)	The Bank has been duly incorporated and is validly existing as a limited liability corporation (sociedad anónima) in good standing under the laws of The Kingdom of Spain.

(e)

The Bank has full power and capacity to issue the Common Shares (as defined in the Prospectus) to be issued upon conversion of the Securities, to grant a public deed of issuance of the Securities (escritura pública) (the “Public Deed of Issuance”) and to undertake and perform the obligations assumed by it herein and therein, and has taken all necessary actions to approve and to authorize the same.

(f)

On or prior to the Closing Date, the Securities will be duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and will constitute valid and legally binding obligations of the Bank, enforceable against the Bank in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equity principles; the Securities will be consistent with the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus, and such descriptions will conform to the rights set forth in the instruments defining the same.

(g)	This Agreement has been duly authorized, executed and delivered by the Bank.

(h)

On or prior to the Closing Date, the Indenture will have been duly qualified under the Trust Indenture Act, will have been duly authorized by the Bank and will constitute a valid and legally binding agreement of the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equity principles.

(i)

The execution and delivery of this Agreement and the Indenture, the issuance, delivery and sale of the Securities, the performance of this Agreement and compliance by the Bank, as applicable, with the terms of this Agreement, the Indenture and the terms of the Securities have been duly authorized by all necessary corporate action on the part of the Bank, as applicable, and, upon their execution and delivery, did not or, if applicable, will not result in any violation of the memorandum and articles of association (or similar constitutive documents) of the Bank and do not and will not conflict with, or breach, any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Bank is a party or by which it may be bound or to which any of its properties may be subject or (ii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Bank or any of the properties of either of them (except, in either case, for such conflicts, breaches or defaults that would not have a material adverse effect on the financial condition of the Bank and its subsidiaries considered as one enterprise, or on the earnings or business affairs of the Bank and its subsidiaries, considered as one enterprise).

(j)

No consent, approval, authorization or order of any governmental instrumentality or court is required for the consummation by the Bank of the transactions contemplated hereby, except (i) such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Securities, and (ii) such approvals as have been obtained. Notwithstanding the foregoing, on or after the Closing Date, the following will need to be obtained: (i) the granting and registration with the Mercantile Registry of Cantabria of the Public Deed of Issuance, (ii) the filing of such public deed as tax exempt of stamp duty (Impuesto sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados, en su modalidad de Actos Jurídicos Documentados), and (iii) the granting and registration with the Mercantile Registry of Cantabria of a public deed of disbursement (acta de cierre) (the “Public Deed of Disbursement”). In addition, upon conversion of the Securities into Common Shares, the following will need to be obtained or, as the case may be, effected: (i) the granting and registration with the Mercantile Registry of Cantabria of the public deed of issuance (escritura pública) of the Common Shares, (ii) the filing of such public deed as tax exempt of capital duty (Impuesto sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados, en su modalidad de Operaciones Societarias), (iii) the filing of such public deed with Iberclear; and (iv) if the Bank’s shares are listed and admitted to trading at the time of conversion, the listing and admission to trading on the relevant stock exchange of the Common Shares issued upon conversion of the Securities.

(k)

Neither the Bank, nor any of its affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of any security of the Bank to facilitate the sale or resale of the Securities.

(l)

The preliminary prospectus filed with the Commission pursuant to Rule 424 under the Securities Act on November 15, 2023 complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m)

The Bank calculates, reviews, assesses and estimates its individual and consolidated regulatory capital requirements as it reasonably believes is required to comply in all material respects with Applicable Banking Regulations (as defined in the Prospectus).

(n)	The Bank monitors, reviews, calculates, assesses and estimates the sufficiency of its distributable items as it reasonably believes is required by Applicable Banking Regulations.

(o)	The Bank maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(p)

The Bank is not, and after giving effect to the offer and sale of the Securities, will not be, required to register as an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q)

The financial statements of the Bank and its consolidated subsidiaries, together with the related schedules, if any, (the “Financial Statements”) that have been included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Bank and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Bank and its consolidated subsidiaries for the periods specified; and said Financial Statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (the “IFRS-IASB”). The supporting schedules, if any, included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in accordance with IFRS-IASB, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in accordance with IFRS-IASB, the information shown therein and have been compiled on a basis consistent with that of the Financial Statements incorporated by reference in the Time of Sale Prospectus and the Prospectus.

(r)

The Bank acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Bank with respect to the offering of the Securities (including in connection with determining the terms of the offering contemplated by this Agreement) and not as an agent or fiduciary to the Bank or any other person. Additionally, the Underwriters are not advising the Bank or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Bank shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of such matters, and the Underwriters shall have no responsibility or liability to the Bank or any other person with respect to such matters. Any review by the Underwriters of the Bank, the transactions contemplated by this Agreement or any other due diligence review by the Underwriters in connection with such transactions will be performed solely for the benefit of the Underwriters and shall not be on or behalf of the Bank or any other person.

(s)

So long as certain conditions set forth in Law 10/2014, of June 26, on organization, supervision and solvency of credit institutions (“Law 10/2014”) are met, any payments in respect of the Securities made by the Bank to a beneficial owner, who is not tax resident in Spain and does not operate with respect to the Securities through a permanent establishment in Spain, shall not be subject to taxation in Spain pursuant to Royal Legislative Decree 5/2004 of March 5, promulgating the consolidated text of the non-resident income tax law (Real Decreto Legislativo 5/2004, de 5 de Marzo, por el que se aprueba el texto refundido de la Ley del Impuesto sobre la Renta de no Residentes), and no withholding tax on account of Spanish taxes shall be required on such payments, except that payments made to beneficial owners, who are not tax resident in Spain, where the Bank has not received from the paying agent certain information about the Securities will be subject to Spanish withholding tax at the applicable rate (currently 19%).

(t)

The payment obligations of the Bank under the Securities constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of the Bank according to Article 281.1 of the Spanish Insolvency Law (as defined in the Prospectus) and, in accordance with Additional Provision 14.3 of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the Bank, for so long as the Securities constitute Additional Tier 1 Instruments (as defined in the Prospectus), rank: (a) pari passu among themselves and with (i) all other subordinated obligations (créditos subordinados) of the Bank under Additional Tier 1 Instruments and (ii) any other subordinated obligations (créditos subordinados) of the Bank which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the Bank’s obligations under Additional Tier 1 Instruments; (b) junior to (i) any unsubordinated obligations (créditos ordinarios) of the Bank, (ii) any subordinated obligations (créditos subordinados) of the Bank under Tier 2 Instruments (as defined in the Prospectus) and (iii) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under Additional Tier 1 Instruments; and (c) senior to (i) any claims for the liquidation amount of the Common Shares and (ii) any other subordinated obligations (créditos subordinados) of the Bank which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the Bank’s obligations under Additional Tier 1 Instruments.

(u)

As of the date hereof, the Bank has not made, and will not make (without prior consent of the Representatives) any public offer of the Securities by means of Supplemental Offering Materials. For purposes of this Agreement, “Supplemental Offering Materials” means any “written communication” (within the meaning of the rules and regulations promulgated under the Securities Act) prepared by or on behalf of the Bank, or used or referred to by the Bank, that constitutes an offer to sell or a solicitation of an offer to buy the Securities (other than the free writing prospectuses identified in Exhibit E hereto, the Time of Sale Prospectus and the Prospectus), including, without limitation, any road show materials relating to the Securities that constitute such a written communication.

(v)

Under the laws of The Kingdom of Spain, neither the Bank, nor any of its revenues, assets or properties have any right of immunity from service of process or from the jurisdiction of competent courts of The Kingdom of Spain or the United States or the State of New York in connection with any suit, action or proceeding, attachment prior to judgment, attached in aid of execution of a judgment or execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the Indenture and the Securities (together, the “Transaction Documents”).

(w)

The choice of the law of the State of New York as the governing law of the Transaction Documents, except for those sections or provisions which are subject to Spanish law as set forth in the Prospectus, is a valid, effective and irrevocable choice of law under the laws of The Kingdom of Spain. The Bank has the power to submit and, pursuant to the Transaction Documents to which it is a party, has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it arising out of or related to any of the Transaction Documents, including with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, and has validly and irrevocably waived any objection to the venue of a proceeding in any such court and has the power to designate, appoint and empower and pursuant to Section 13 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

(x)

None of the Bank or any of its Significant Subsidiaries (as such term is defined in Rule 1.02(w) of Regulation S-X under the Securities Act (“Significant Subsidiaries”)), nor, to the knowledge of the Bank, any director, officer, agent, employee, affiliate or person acting on behalf of the Bank is currently the subject of any U.S. sanctions administered by the U.S. Department of State or the Office of Foreign Assets Control of the U.S. Treasury Department or any similar European, Spanish, U.K. or Brazilian sanctions administered by the European Union, Spain, the United Kingdom or Brazil (together, “Sanctions”), and the Bank is not located, organized or resident in a country or a territory that is the subject of such sanctions; and the Bank will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by the Bank to be currently the subject of any Sanctions or is in Iran, North Korea, Syria, Cuba, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of Zaporizhzhia and Kherson, or in any other country or territory that, at the time of such funding is the subject of such sanctions, except to the extent permissible for a person required to comply with such Sanctions; nor will the Bank directly or indirectly use the transaction proceeds to contravene any Sanctions.

(y)

The operations of the Bank and its Significant Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the European Union, The Kingdom of Spain, the United Kingdom, Brazil, the United States and each State thereof and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any European, Spanish, U.K., Brazilian or U.S., as applicable, governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Bank, threatened (except for actions, suits or proceedings that are being or expected to be contested or appealed in good faith and which would not be material in the context of the issuance and sale of the Securities).

(z)

None of the Bank or any of its Significant Subsidiaries or, to the knowledge of the Bank, any director, officer, agent, employee of the Bank or any of the Bank’s Significant Subsidiaries (i) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act or any other anti-corruption law, rule or regulation of any locality that is applicable to the Bank (“applicable anti-corruption laws”) or (ii) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage. Each of the Bank and its Significant Subsidiaries has conducted its businesses in compliance with the FCPA, the U.K. Bribery Act and applicable anti-corruption laws and, to the knowledge of the Bank, its respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(aa)

To the knowledge of the Bank and other than as set forth or contemplated in the Time of Sale Prospectus, there are no material legal or governmental proceedings pending or threatened involving the Bank or any of its subsidiaries and each of their properties.

(bb)	PricewaterhouseCoopers Auditores, S.L. is an independent registered public accounting firm as required by the Securities Act and the applicable rules and regulations of the Commission.

(cc)

The waiver of certain requirements under Rule 3-05 of Regulation S-X issued to the Bank by the Commission on June 14, 2017, a true copy of which has been provided to the Representatives, remains in effect as of the date of this Agreement and has not been rescinded or amended.

2.	Purchase and Sale.

(a)

Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Bank agrees to issue and sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Bank, the aggregate liquidation preference of Securities set forth opposite such Underwriter’s name on Schedule I hereto at a purchase price of: (i) 100.000% of the liquidation preference of the U.S.$1,150,000,000 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities and (ii) 100.000% of the liquidation preference of the U.S.$1,350,000,000 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities. The Bank hereby agrees to pay a commission of: (i) 0.600% of the aggregate liquidation preference of the U.S.$1,150,000,000 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “First Tranche Underwriting Commission”) and (ii) 0.600% of the aggregate liquidation preference of the U.S.$1,350,000,000 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Second Tranche Underwriting Commission” and together with the First Tranche Underwriting Commission, the “Underwriting Commissions”) to the Underwriters, in consideration of the Underwriters agreeing severally, and not jointly, to purchase the Securities from the Bank subject to, and in accordance with, the terms and conditions set forth in this Agreement. The Bank agrees that: (A) (i) 30.050% of such First Tranche Underwriting Commission will be paid to Santander US Capital Markets LLC; (ii) 65.980% of such First Tranche Underwriting Commission will be divided equally among the Representatives, excluding Santander US Capital Markets LLC, and (iii) 3.970% of such First Tranche Underwriting Commission will be divided equally among the Co-Leads (as defined herein) and (B) (i) 30.070% of such Second Tranche Underwriting Commission will be paid to Santander US Capital Markets LLC; (ii) 65.960% of such Second Tranche Underwriting Commission will be divided equally among the Representatives, excluding Santander US Capital Markets LLC, and (iii) 3.970% of such Second Tranche Underwriting Commission will be divided equally among the Co-Leads. The total proceeds to the Bank in an amount of U.S.$2,485,172,500 (which is equal to U.S.$2,485,000,000 of proceeds, net of fees and commissions, plus U.S.$172,500 in reimbursable expenses) will be payable on the Closing Date concurrently with the settlement of the Securities or such other date as may be agreed by the Bank and the Representatives, by wire transfer of immediately available funds to an account identified in writing by November 20, 2023. For purposes of this Section 2(a), “Co-Leads” shall mean Caixa – Banco de Investimento, S.A., Rabo Securities USA, Inc., SEB Securities, Inc. and TD Securities (USA) LLC.

(b)

Payment of the Underwriting Commissions by the Bank to the Underwriters may be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by The Kingdom of Spain or any political subdivision or authority thereof or therein having power to tax, provided that the Underwriters are resident for tax purposes in a State with which The Kingdom of Spain has concluded a Tax Treaty for the Avoidance of Double Taxation which provides for a full exemption from Spanish taxes on business profits and are fully entitled to the benefits of said Tax Treaty and provided that (i) the Underwriters do not operate through a permanent establishment in Spain or through a non-cooperative jurisdiction for Spanish tax purposes (in the terms of the First Additional Provision of Law 36/2006, of 29 November, on prevention measures and actions against tax fraud, as amended through Law 11/2021, of 9 July, and as amended and restated from time to time) and (ii) they provide the Bank, before the relevant payment is due or paid (whichever occurs first), with a valid certificate of tax residence which expressly states that each such Underwriter is resident for tax purposes in the relevant jurisdiction within the meaning of the applicable Tax Treaty for the Avoidance of Double Taxation (or, as the case may be, the equivalent document regulated under the order which further develops the applicable Tax Treaty for the Avoidance of Double Taxation) which is generally valid for one year from its date of issue. For the avoidance of doubt, if any of these conditions is not met by an Underwriter, the Bank will be entitled to deduct any withholding on account of income taxes applicable pursuant to law on the Underwriting Commissions payable to that Underwriter, and no additional amounts will be paid by the Bank in such a case to that Underwriter.

(c)

The Underwriters are not authorized to give any information or to make any representation in connection with the offering or sale of the Securities other than such information or representations consistent with the Time of Sale Prospectus and the Prospectus or otherwise approved in writing by the Bank.

3.

Delivery and Payment. The global certificates for the Securities to be purchased by the Underwriters hereunder shall be delivered by or on behalf of (and at the expense of) the Bank to or upon the order of Santander US Capital Markets LLC for the accounts of the several Underwriters against payment by the Underwriters of the purchase price therefor by wire transfer of immediately available funds, payable to or upon the order of the Bank, at the offices of Linklaters LLP at 1290 Avenue of the Americas, New York, NY 10104, at 10:00 a.m. New York time, on November 21, 2023 or such later date (not later than ten New York business days thereafter) as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Bank (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Payment for the Securities shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as the Representatives shall request in writing not later than two full New York business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Securities to the Representatives duly paid by the Bank. The Bank agrees that delivery of the Securities will be made on the Closing Date through the book-entry facilities of The Depository Trust Company (the “Depositary”). Upon issuance, all Securities will be represented by one or more global certificates registered in the name of a nominee of the Depositary.

4.	Covenants and Agreements. The Bank agrees with each Underwriter that:

(a)

The Bank shall prepare and furnish to each Underwriter, without charge, a conformed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) in a form approved by the Representatives, and will promptly furnish the Underwriters during the period mentioned in Section 4(d) or 4(e) below with copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement, in such quantities as the Underwriters may from time to time reasonably request, and will not publish any amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus unless they have furnished a copy to the Representatives for review and, except as required by law, will not publish any such proposed amendment or supplement to which the Representatives reasonably object. If at any time prior to completion of the distribution of the Securities (as determined by the Representatives) any event occurs as a result of which the Registration Statement, the Time of Sale Prospectus or the Prospectus as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Bank will promptly so notify the Representatives and will prepare and furnish to the Representatives, subject to prior review as provided above, a reasonable number of copies of an amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus which will correct such statement or omission.

(b)

The Bank shall furnish to each Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Bank and not to use or refer to any proposed free writing prospectus to which an Underwriter reasonably objects.

(c)

Except as otherwise contemplated pursuant to this Agreement, the Bank shall not take any action that would result in an Underwriter or the Bank being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(d)

If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(e)

If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the

Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Bank) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(f)	The Bank shall endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request.

(g)

The Bank shall make generally available to the Bank’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h)

If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary, the Bank shall file a new shelf registration statement and take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(i)

The Bank shall prepare final term sheets relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives and included herein as Exhibit D, and to file such final term sheets within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(j)

The Bank will use its reasonable efforts to effect, on or as soon as practicable after the Closing Date, and in no event more than 45 days following the Closing Date, the authorization of the Securities for listing on the New York Stock Exchange, Inc. (the “NYSE”), subject only to official notice of issuance. For so long as any of the Securities are outstanding, the Bank will use its commercially reasonable efforts to maintain the listing of the Securities, and will prepare, submit, furnish and publish (as appropriate) all such documents, instruments, information, advertisements and undertakings as may be necessary or advisable for such purposes.

(k)

The Bank shall grant the Public Deed of Issuance prior to the Closing Date and shall use its best efforts to register it with the Mercantile Registry of Cantabria and file it as tax exempt of stamp duty (Impuesto sobre Trasmisiones Patrimoniales y Actos Jurídicos Documentados, en su modalidad de Actos Juridicos Documentados) within one month of the Closing Date.

(l)

The Bank shall grant the Public Deed of Disbursement before a notary public supplementing the Public Deed of Issuance and use its best efforts to register it with the Mercantile Registry of Cantabria within one month of the Closing Date.

(m)

The Bank shall, upon conversion of the Securities into Common Shares pursuant to a Trigger Event (as defined in the Prospectus), (i) grant the Public Deed of Issuance of the Common Shares issued upon such conversion and use its best efforts to register it with the Mercantile Registry of Cantabria, (ii) file such public deed as tax exempt of capital duty (Impuesto sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados, en su modalidad de Operaciones Societarias), (iii) file such public deed with Iberclear, (iv) deliver full legal title to the Common Shares free of third-party rights and (v) if the Bank’s shares are listed and admitted to trading at that time, apply for the listing and admission to trading of the Common Shares on the relevant stock exchanges and take all necessary steps so that the Common Shares are admitted to listing on the relevant stock exchanges as soon as possible.

(n)

The Bank will use its best efforts to comply at all times (and to ensure that the Securities comply with) with the applicable requirements set out under Law 10/2014 in order to benefit from the tax treatment described in the First Additional Provision of Law 10/2014.

(o)

From the date hereof and continuing to and including the Closing Date, the Bank will not, without the Representatives’ prior written consent (which consent shall not be unreasonably withheld), offer, sell, contract to sell or otherwise dispose of in the United States any material amount of dollar-denominated contingent convertible perpetual securities issued or guaranteed by the Bank and which are substantially similar to the Securities, except for the Bank’s customary deposit-raising activities.

(p)

The Bank shall not, during the period commencing on the date of this Agreement and ending on the Closing Date, take any action which, had the Securities then been in issue, would result in an adjustment to the Floor Price in accordance with the Prospectus.

(q)

The Bank confirms that this Agreement has been executed and delivered in the name of the Bank by a signatory authorized by the Executive Committee of the Bank and agrees that the Securities will be executed and delivered in the name of the Bank, manually or via facsimile, by a signatory authorized by the Executive Committee of the Bank.

5.

Conditions to the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Securities they have agreed to purchase hereunder on the Closing Date is subject to the accuracy of the representations and warranties of the Bank contained herein as of the date of this Agreement, at 3:05 p.m., New York City time, on November 16, 2023 or such other time as agreed by the Bank and the Representatives (the “Time of Sale”) and the Closing Date, to the accuracy of the statements of the Bank made in any certificates pursuant to the provisions hereof delivered prior to or concurrently with such purchase, to the performance by the Bank of their obligations hereunder, and to the following further conditions:

(a)

Each of the Underwriters, Davis Polk & Wardwell LLP, U.S. counsel for the Bank, and Linklaters LLP, U.S. counsel for the Underwriters, shall have completed their respective due diligence investigations in accordance with procedures customary for a transaction such as the offering of the Securities pursuant to the terms and conditions of this Agreement.

(b)

At the Closing Date, (i) since the date of the latest balance sheet included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, there shall not have been any material adverse change (other than as set forth in or contemplated in the Time of Sale Prospectus or the Prospectus) in the financial condition or in the earnings, affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (ii) the Bank shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) the representations and warranties of the Bank set forth in Section 1 shall be accurate in all material respects as though expressly made at and as of the Closing Date. At the Closing Date, the Representatives shall have received a certificate, dated as of the Closing Date, from the Bank signed by the principal financial or accounting officer of the Bank, certifying, the matters set forth in clauses (i), (ii) and (iii) of this Section 5(b).

(c)	At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of the internal counsel to the Bank, substantially in the form set forth in Exhibit A.

(d)

At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Uría Menéndez Abogados, S.L.P., Spanish counsel to the Bank, substantially in the form set forth in Exhibit B.

(e)

At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Davis Polk & Wardwell LLP, U.S. counsel to the Bank, substantially in the form set forth in Exhibit C.

(f)

At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Linklaters, S.L.P., Spanish counsel to the Underwriters, as to such matters as the Representatives may reasonably request.

(g)

At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Linklaters LLP, U.S. counsel to the Underwriters, as to such matters as the Representatives may reasonably request.

(h)	At the Closing Date, a copy of the Public Deed of Issuance shall have been received by the Representatives.

(i)

On the date hereof, the Representatives shall have received from PricewaterhouseCoopers Auditores, S.L. a letter dated such date, to the effect that (i) it is an independent accountant with respect to the Bank and its subsidiaries within the meaning of the Securities Act; (ii) it is its opinion that the Financial Statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus and covered by its opinion therein comply as to form in all material respects, except as stated in such report, with the applicable accounting requirements of the Securities Act for foreign private issuers; (iii) nothing has come to its attention that any Financial Statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus and not covered by its opinion do not comply as to form in all material respects with the accounting requirements of the Securities Act for foreign private issuers; (iv) based upon limited procedures set forth in detail in such letter, nothing has come to its attention which causes it to believe that at a specified date not more than three New York business days prior to the date of such letter, there was any decrease in the capital stock, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Time of Sale Prospectus and the Prospectus; and (v) in addition to the examination referred to in its opinion and the limited procedures referred to in clause (iv) above, it has carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Time of Sale Prospectus and the Prospectus and which are specified by the Representatives, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Bank and its subsidiaries identified in such letter. At the Closing Date, the Representatives shall have received a letter from PricewaterhouseCoopers Auditores, S.L., dated as of the Closing Date, confirming the information given in its letter dated the date of the Time of Sale Prospectus and the Prospectus.

(j)	The Securities shall be eligible for clearance and settlement through the Depositary.

(k)

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Representatives on notice to the Bank at any time at or prior to the Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 6 herein. Notwithstanding any such termination, the provisions of Sections 7, 8, 9, 13 and 14 herein shall remain in effect.

6.	Payment of Expenses.

(a)

The Bank will, except as set forth in subsection (b) below, pay and bear all costs and expenses incident to the performance of the Bank’s obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, or used by or referred to by the Bank, and any amendments or supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), (ii) the preparation and distribution of this Agreement and the Indenture, (iii) the preparation and delivery of the Securities, (iv) the fees and disbursements of the counsel and accountants for the Bank (other than the cost of the comfort letters provided by PricewaterhouseCoopers Auditores, S.L., dated as of the Time of Sale and the Closing Date), (v) the costs and charges of the Trustee incurred in connection with the transactions contemplated in this Agreement, (vi) all costs and expenses incurred by the Bank in connection with any road show conducted in connection with the transaction contemplated by this Agreement, and (vii) all initial and on-going expenses and listing fees in connection with the listing of the Securities on the NYSE.

(b)

Notwithstanding subsection (a) above, each Underwriter, individually and not jointly, agrees to pay severally on a pro rata basis (i) the fees and disbursements of U.S. and Spanish counsels to the Underwriters, (ii) the cost of the comfort letters provided by PricewaterhouseCoopers Auditores, S.L., dated as of the Time of Sale and the Closing Date, and (iii) all costs and expenses incurred by the Underwriters in connection with any road show conducted in connection with the transaction contemplated by this Agreement. For the avoidance of doubt, no Underwriter will be liable for any initial or on-going expenses after payment has been made in accordance with this Section 6 and each amount identified in this Section 6(b) (i), (ii) and (iii) above will be divided pro rata among each Underwriter.

7.	Indemnification.

(a)

The Bank agrees to indemnify and hold harmless each Underwriter and its directors, officers, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus (or any amendment or supplement to the Time of Sale Prospectus or the Prospectus), any free writing prospectus, any road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Bank, which consent shall not be unreasonably withheld; and (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above; provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Bank by the Underwriters expressly for use in the Time of Sale Prospectus or the Prospectus (or any amendment or supplement to the Time of Sale Prospectus or the Prospectus), any free writing prospectus, any road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 hereof).

(b)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Bank, and its directors, officers and each person, if any, who controls the Bank, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to the Time of Sale Prospectus and the Prospectus), any free writing prospectus, any road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials, in each case in reliance upon and in conformity with information furnished in writing to the Bank by such Underwriter expressly for use in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to the Time of Sale Prospectus and the Prospectus), any free writing prospectus, any road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 hereof).

(c)

Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

8.

Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Bank, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Bank and the Underwriters, as incurred, in such proportions that (a) the Underwriters are responsible for that portion represented by the percentage that the total discounts and commissions received by the Underwriters bears to the aggregate offering price of the Securities and (b) the Bank is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as an Underwriter, and each director of the Bank and each person, if any, who controls the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Bank. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate liquidation preference of the Securities set forth opposite their respective names in Schedule I hereto and not joint.

9.

Representations and Indemnities to Survive. The representations, warranties, indemnities, agreements and other statements of the Underwriters and the Bank and their officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Bank or the Underwriters or controlling persons and will survive delivery of and payment for the Securities.

10.	Termination of Agreement.

(a)

The Representatives may terminate this Agreement, by notice to the Bank, at any time at or prior to the Closing Date (i) if there has been, since the date hereof, any material adverse change (otherwise than as set forth in or contemplated by the Time of Sale Prospectus or the Prospectus) in the financial condition or in the earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if, since the execution and delivery of this Agreement (A) there has occurred any outbreak or escalation of hostilities or other calamity or crisis, including, without limitation, an act of terrorism, the effect of which on the financial markets of the United States are such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or (B) trading in any securities of the Bank has been suspended by the Commission, the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores) or the NYSE, or if trading generally on the NYSE or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by such exchange or by order of the Commission, or any other governmental authority, or (C) a banking moratorium has been declared by Spanish, U.S. or New York authorities, or (D) there has occurred any change or any development involving a prospective change in national or international political, financial or economic conditions or exchange controls which, in the judgment of the Representatives, is likely to have a material adverse effect on the market for the Securities, or (E) any rating of the Bank’s contingent convertible securities shall have been lowered by Moody’s Investors Service Inc., Fitch Ratings Ltd. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, Inc., or any of such rating agencies have publicly announced it has under surveillance or review with possible negative implications any rating of the Bank’s contingent convertible securities (provided, however, that this clause (E) shall not apply if a lowering of any such rating or any such public announcement occurs as a result of the lowering of any rating by any such rating agency of obligations of The Kingdom of Spain or as a result of a public announcement by any such rating agency that it has under surveillance or review with possible negative implications obligations of The Kingdom of Spain), or (F) there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to the Depositary. The Representatives agree that they will notify the Bank of the occurrence of any event described in clauses (A) through (F) as soon as they shall become aware of such occurrence.

(b)

If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party, except to the extent provided in Section 6. Notwithstanding any such termination, the provisions of Sections 6, 7, 8, 9, 13 and 14 shall remain in effect.

11.

Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at the following addresses:

BNP Paribas Securities Corp.

787 Seventh Ave, Floor 3

New York, NY 10019

Attention: Syndicate Desk

Email: DL.US.Syndicate.Support@us.bnpparibas.com

BofA Securities, Inc.

114 W 47th St., NY8-114-07-01

New York, NY 10036

Fax: +1 (646) 855-5958

Attention: High Grade Transaction Management/Legal

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Fax: (646) 291-1469

Attention: General Counsel

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

Attention: Debt Capital Markets Syndicate

With a copy at the same address to

Attention: General Counsel

Email: dbcapmarkets.gcnotices@list.db.com

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, NY 10018

Email: tmg.americas@us.hsbc.com

Attention: Transaction Management Group

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attention: Investment Grade Syndicate Desk

Telephone: +1 (212) 834-4533

Fax: +1 (212) 834-6081

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, NY 10281

Attention: DCM Transaction Management/Scott Primrose

Telephone: +1 (212) 618-7706

Email: TMGUS@rbccm.com

Santander US Capital Markets LLC

437 Madison Avenue

New York, NY 10022

Attention: Debt Capital Markets

Facsimile: +1 (212) 407-0930

Notices to the Bank shall be directed to them at:

Grupo Santander, S.A.

Ciudad Grupo Santander

Avda. Cantabria s/n

Edificio Encinar, planta 1

28660 Boadilla del Monte

Madrid

Spain

Attention: División Financiera

Fax: +34 91 257 2059

12.

Parties. This Agreement is made solely for the benefit of the Underwriters and the Bank and, to the extent expressed, any person controlling the Bank or the Underwriters, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from the Underwriters of the Securities.

13.

Submission to Jurisdiction. The Bank irrevocably agrees that any suit, action or proceeding against the Bank brought by the Underwriters or by any person who controls the Underwriters, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Bank has irrevocably appointed Banco Santander, S.A., New York Branch as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, by the Underwriters or by any person who controls the Underwriters and the Bank each expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Bank represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Bank agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank, as the case may be, shall be deemed, in every respect, effective service of process upon the Bank. Notwithstanding the foregoing, any suit, action or proceeding based on this Agreement may be instituted by an Underwriter in any competent court in The Kingdom of Spain.

14.

Judgment Currency. The Bank agrees to indemnify each of the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which each Underwriter is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by each Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of each Underwriter and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The parties hereto agree that, to the fullest extent permitted by law, the “rate of exchange” used shall be the rate at which, in accordance with normal banking procedures, each Underwriter could purchase such Judgment Currency in The City of New York on the business day preceding that on which final judgment is given. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

15.

Default by One of the Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on the Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities that the Underwriters are obligated to purchase on the Closing Date, the Underwriters may make arrangements satisfactory to the Bank for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Securities with respect to which such default or defaults occur exceeds 10% of the total number of Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Underwriters and the Bank for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Bank, except as provided in Sections 7 and 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 15. Nothing herein will relieve a defaulting Underwriter from liability for its default.

16.

Underwriters’ Information. Each of the Bank and the Underwriters acknowledge and agree, for the purposes of this Agreement, that the only information that the Underwriters have furnished to the Bank expressly for use in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to the Time of Sale Prospectus or the Prospectus), free writing prospectuses or any Supplemental Offering Materials are the respective names of the Underwriters and the information set forth under the heading “Underwriting (Conflicts of Interest) — Stabilization Transactions and Short Sales” in the Time of Sale Prospectus and the Prospectus.

17.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.

Recognition of bail-in. Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the Bank and the Underwriters, each Underwriter acknowledges, accepts, and agrees to be bound by, to the extent that the relevant exercise of the Bail-in Power by the Relevant Resolution Authority is permitted by the law and regulation applicable in Spain:

(a)

the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority in relation to any BRRD Liability of the Bank to such Underwriter under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (2) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Bank or another person, and the issue to or conferral on such Underwriter of such shares, securities or obligations; (3) the cancellation of the BRRD Liability; and (4) the amendment or alteration of any interest, if applicable, thereon, the maturity, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Power by the Relevant Resolution Authority.

As used in this Section 18:

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15, establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“BRRD Liability” means any liability, commitment, duty, responsibility or other obligation arising from, or related to, the Agreement which may be subject to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Law 11/2015” means Law 11/2015, of June 18, for the recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of November 6, implementing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in Spain (including but not limited to, Law 11/2015, RD 1012/2015, and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain and the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“Bail-in Power” means any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in The Kingdom of Spain, relating to (i) the transposition of BRRD, including its article 48 and, when applicable, its article 59 (therefore, the write-down capital conversion power at the point of non-viability) (including but not limited to Law 11/2015, RD 1012/2015, and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules and standards created thereunder, pursuant to which any obligation of a Regulated Entity (as defined above) (or other affiliate of such Regulated Entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such Regulated Entity or any other person (or suspended for a temporary period).

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time.

19.

Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.

Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Bank, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21.

Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes

22.

Entire Agreement; Amendment. This Agreement supersedes all prior agreements and undertakings, both written and oral, of the parties hereto, or any of them, with respect to the subject matter hereof and constitute the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, amended or modified except in writing signed by each party to be bound hereby.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Bank and the Underwriters in accordance with its terms.

Very truly yours,

BANCO SANTANDER, S.A.

By	/s/ Juan Urigoen Irusta
Name: Juan Urigoen Irusta
Title: Authorized Signatory

[The rest of this page is intentionally left blank]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

[Signature pages to follow]

BNP PARIBAS SECURITIES CORP.

By	/s/ Simon Mayes
Name: Simon Mayes
Title: Managing Director

UA Signature Page for BNP Paribas Securities Corp.

BOFA SECURITIES, INC.

By	/s/ Sandeep Chawla
Name: Sandeep Chawla
Title: Managing Director

UA Signature Page for BofA Securities, Inc.

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

UA Signature Page for Citigroup Global Markets Inc.

DEUTSCHE BANK SECURITIES INC.

By	/s/ Timothy Azoia
Name: Timothy Azoia
Title: Managing Director

By	/s/ Jonathan Krissel
Name: Jonathan Krissel
Title: Managing Director

UA Signature Page for Deutsche Bank Securities Inc.

HSBC SECURITIES (USA) INC.

By	/s/ Patrice Altongy
Name: Patrice Altongy
Title: Managing Director

UA Signature Page for HSBC Securities (USA) Inc.

J.P. MORGAN SECURITIES LLC

By	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

UA Signature Page for J.P. Morgan Securities LLC

RBC CAPITAL MARKETS, LLC

By	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

UA Signature Page for RBC Capital Markets, LLC

SANTANDER US CAPITAL MARKETS LLC

By	/s/ Richard Zobkiw
Name: Richard Zobkiw
Title: Executive Director

UA Signature Page for Santander US Capital Markets LLC

SCHEDULE I

Name of Underwriter	Liquidation Preference of U.S.$1,150,000,000 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities
Santander US Capital Markets LLC	$345,600,000
BNP Paribas Securities Corp.	$108,400,000
BofA Securities, Inc.	$108,400,000
Citigroup Global Markets Inc.	$108,400,000
Deutsche Bank Securities Inc.	$108,400,000
HSBC Securities (USA) Inc.	$108,400,000
J.P. Morgan Securities LLC	$108,400,000
RBC Capital Markets, LLC	$108,400,000
Caixa – Banco de Investimento, S.A.	$11,400,000
Rabo Securities USA, Inc.	$11,400,000
SEB Securities, Inc.	$11,400,000
TD Securities (USA) LLC	$11,400,000

Total	$1,150,000,000

Schedule I-1

Name of Underwriter	Liquidation Preference of U.S.$1,350,000,000 9.625% Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities
Santander US Capital Markets LLC	$406,000,000
BNP Paribas Securities Corp.	$127,200,000
BofA Securities, Inc.	$127,200,000
Citigroup Global Markets Inc.	$127,200,000
Deutsche Bank Securities Inc.	$127,200,000
HSBC Securities (USA) Inc.	$127,200,000
J.P. Morgan Securities LLC	$127,200,000
RBC Capital Markets, LLC	$127,200,000
Caixa – Banco de Investimento, S.A.	$13,400,000
Rabo Securities USA, Inc.	$13,400,000
SEB Securities, Inc.	$13,400,000
TD Securities (USA) LLC	$13,400,000

Total	$1,350,000,000

Schedule I-2

EXHIBIT A

FORM OF OPINION OF INTERNAL COUNSEL

A-1

EXHIBIT B

FORM OF OPINION OF URÍA MENÉNDEZ ABOGADOS, S.L.P.

B-1

EXHIBIT C

FORM OF OPINION OF DAVIS POLK & WARDWELL LLP

C-1

EXHIBIT D

PRICING TERM SHEET

U.S.$1,150,000,000 9.625% NON-STEP-UP NON-CUMULATIVE CONTINGENT CONVERTIBLE PERPETUAL

PREFERRED TIER 1 SECURITIES (THE “FIRST TRANCHE SECURITIES”)

Issuer:	Banco Santander, S.A.

Legal Entity Identifier:	5493006QMFDDMYWIAM13

Issuer Ratings*:	[***]

Expected Securities Ratings*:	[***]

Instrument:	Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities

Series Number:	13

Principal Amount:	U.S.$1,150,000,000

Form of Issuance:	SEC Registered

Ranking:	Unless previously converted into Common Shares as set forth in the “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event” in the prospectus dated May 16, 2023 (the “Prospectus”), the payment obligations of Banco Santander under the First Tranche Securities constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 281.1 of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3 of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander, for so long as the First Tranche Securities constitute Additional Tier 1 Instruments, rank: (a) pari passu among themselves and with (i) all other subordinated obligations (créditos subordinados) of Banco Santander under Additional Tier 1 Instruments and (ii) any other subordinated obligations (créditos subordinados) of

Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under Additional Tier 1 Instruments; (b) junior to (i) any unsubordinated obligations (créditos ordinarios) of Banco Santander, (ii) any subordinated obligations (créditos subordinados) of Banco Santander under Tier 2 Instruments and (iii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under Additional Tier 1 Instruments; and (c) senior to (i) any claims for the liquidation amount of the Common Shares and (ii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to Banco Santander’s obligations under Additional Tier 1 Instruments.

Maturity:	Perpetual

Currency:	U.S. dollar (“U.S.$”)

Pricing Date:	November 16, 2023

Settlement Date**:	November 21, 2023 (T+3)

Reset Date:	May 21, 2029 (the “First Reset Date”) and each subsequent date falling on the fifth anniversary of the preceding reset date

Benchmark Treasury:	5 year UST (4.875% due October 31, 2028) and 7 year UST (4.875% due October 31, 2030)

Spread to Benchmark Treasury:	T+530.6 bps

Benchmark Treasury Yield:	4.435% (interpolated rate between the 5 year UST rate at 4.426% and the 7 year UST rate at 4.463%)

Re-offer Yield:	9.625% quarterly 9.741% s.a.

Initial Margin:	530.6 bps

Price to Public:	100.000%

Underwriting Discount / Commission:	0.600%

Proceeds to Issuer (after deducting Underwriting Discount / Commission):	99.400% (U.S.$1,143,100,000). This amount is before deducting other expenses incurred in connection with this offering. Additionally, the Underwriters have agreed to reimburse the Issuer for $172,500 of such expenses.

Distribution Payment Dates:	Quarterly in arrears on February 21, May 21, August 21 and November 21 of each year, commencing on February 21, 2024

Distributions:	Distributions will accrue (i) in respect of the period from (and including) the Settlement Date to (but excluding) the First Reset Date at the rate of 9.625% per annum, and (ii) in respect of each Reset Period, at the rate per annum, converted to a quarterly rate in accordance with market convention, equal to the aggregate of the Initial Margin (5.306% per annum) and the 5-year UST for such Reset Period. Such Distributions will be payable quarterly in arrears on each Distribution Payment Date.

5-year UST:

In relation to the Reset Date and the Reset Period commencing on that Reset Date, an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of five years as published in the most recent H.15.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities,” or any successor or replacement publication, as determined by Banco Santander, that establishes yield on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means in respect of any Reset Period, the H.15 which includes a yield to maturity for U.S. Treasury securities with a maturity of five years published closest in time but prior to the Reset Determination Date.

“Calculation Agent” means the Trustee or such other person authorized by Banco Santander as the party responsible for calculating the Distributions and/or such other amount(s) from time to time in relation to the First Tranche Securities.

Day Count Fraction:	30/360 (following, unadjusted)

Business Days:	New York City, London, and TARGET 2

Liquidation Preference:	U.S.$200,000

Distributions Discretionary and Restrictions on Payments:

Banco Santander may elect, in its sole and absolute discretion to cancel the payment of any Distribution in whole or in part at any time that it deems necessary or desirable, for any reason. Distributions on the First Tranche Securities will be non-cumulative.

Payments of Distributions in any financial year of Banco Santander shall be made only out of Available Distributable Items. To the extent that (i) Banco Santander has insufficient Available Distributable Items to make Distributions on the First Tranche Securities scheduled for payment in the then current financial year and any equivalent payments scheduled to be made in the then current financial year in respect of any other Parity Securities or Common Equity Tier 1 Instruments then outstanding to the extent permitted by the Applicable Banking Regulations, in each case excluding any portion of such payments already accounted for in determining the Available Distributable Items, and/or (ii) the relevant Regulator in accordance with Applicable Banking Regulations, requires Banco Santander to cancel the relevant Distribution in whole or in part, then Banco Santander will, without prejudice to the right above to cancel at its discretion the payment of any such Distributions on the First Tranche Securities at any time, make partial or, as the case may be, no payment of the relevant Distribution on the First Tranche Securities.

No Distribution will be made on the First Tranche Securities until the Maximum Distributable Amount (if required) is calculated and if and to the extent that such payment would cause the Maximum Distributable Amount (if any) then applicable to Banco Santander and/or the Group to be exceeded. No payment will be made on the First Tranche Securities (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount applicable to Banco Santander and/or the Group).

Optional Redemption:	The First Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, on (i) any calendar day during the six-month period commencing on (and including) November 21, 2028 to (and including) the First Reset Date and (ii) any Distribution Payment Date thereafter, in each case, at the Redemption Price, and subject to (x) the prior consent of the Regulator, as required under Applicable Banking Regulations, (y) compliance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No. 241/2014 and/or any other Applicable Banking Regulations then in force, and (z) the final paragraph of “Redemption Procedures” in the Prospectus.

Redemption Price:	Per security that is being redeemed, the Liquidation Preference, plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date fixed for redemption of the First Tranche Securities.

Redemption due to a Capital Event:	If, on or after the Settlement Date, there is a Capital Event, the First Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Capital Event:	Means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in any outstanding aggregate Liquidation Preference of the First Tranche Securities ceasing to be included in, or counting towards, the Group’s or Banco Santander’s Tier 1 Capital.

Redemption Due to a Tax Event:	If, on or after the Settlement Date, there is a Tax Event, the First Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Tax Event:	Means that as a result of any change in the laws or regulations of Spain or in either case of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the Settlement Date, (a) Banco Santander would not be entitled to claim a deduction in computing taxation liabilities in Spain in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to Banco Santander would be materially reduced, or (b) Banco Santander would be required to pay Additional Amounts, or (c) the applicable tax treatment of the First Tranche Securities changes in a material way that was not reasonably foreseeable at the Issue Date.

Clean-up Redemption:	If, after the Settlement Date, there is a Clean-up Call Event, the First Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, on any date that is a Distribution Payment Date, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Clean-up Call Event:	Means that First Tranche Securities representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the First Tranche Securities (including any First Tranche Securities issued after the Settlement Date and constituting a single series of First Tranche Securities under the Base Indenture, as described in the Prospectus under “Description of the Convertible Capital Securities—Additional Issuances,” and any First Tranche Securities which have been cancelled by the Trustee in accordance with the Base Indenture, as amended and supplemented by the First Supplemental Indenture) have been redeemed or purchased by, or on behalf of, Banco Santander and cancelled.

Substitution / Variation:	If a Capital Event or a Tax Event occurs and is continuing, Banco Santander may substitute all (but not some) of the First Tranche Securities or modify the terms of all (but not some) of the First Tranche Securities, without any requirement for the consent or approval of the holders of the First Tranche Securities, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than five (5) nor more than 30 days’ notice to the holders of the First Tranche Securities in accordance with the terms described under “Description of Contingent Convertible Capital Securities—Notices” in the Prospectus and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation) and subject to obtaining the Regulator’s prior consent therefor, if and as required under Applicable Banking Regulations.

Qualifying Notes:

At any time, any securities issued directly by Banco Santander that have terms not otherwise materially less favorable to the holders of the First Tranche Securities than the terms of the First Tranche Securities.

For further terms, cf. preliminary prospectus supplement.

Agreement to and Acknowledgement of Statutory Bail-in:	By its acquisition of any First Tranche Securities, each holder (including each holder of a beneficial interest in the First Tranche Securities) acknowledges, accepts, consents and agrees to be bound by the terms of the First Tranche Securities related to the exercise of the Bail-In Power.

Agreement and acknowledgement of Subordination Provisions:	Banco Santander agrees with respect to the First Tranche Securities and each holder of First Tranche Securities, by his or her acquisition of the First Tranche Securities, will be deemed to have agreed to the subordination provisions described in the preliminary prospectus supplement. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the First Tranche Securities. In addition, each holder of First Tranche Securities by his or her acquisition of the First Tranche Securities authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the First Tranche Securities as provided in the Base Indenture, as amended and supplemented by the First Supplemental Indenture and as summarized herein, and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Trigger Event:	Means if, at any time, the CET1 ratio of Banco Santander or the Group calculated in accordance with Applicable Banking Regulations is less than 5.125%, as determined by Banco Santander or the Regulator.

Conversion:	In the event of the occurrence of the Trigger Event, the First Tranche Securities are mandatorily and irrevocably convertible into newly issued Common Shares at the Conversion Price.

Conversion Price:	Means, if the Common Shares are (a) then admitted to trading on a Relevant Stock Exchange, the higher of: (i) the Current Market Price (as set forth in the preliminary prospectus supplement) of a Common Share (converted into U.S. dollars at the Prevailing Rate); (ii) the Floor Price, subject to the adjustments in accordance with “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event—Anti-Dilution Adjustment of the Floor Price” in the Prospectus; and (iii) the nominal value of a Common Share (converted into U.S. dollars at the Prevailing Rate) (being EUR0.50 on the Settlement Date); in each case on the Trigger Event Notice Date; or (b) not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above. For the avoidance of doubt, the conversion into U.S. dollars at the Prevailing Rate described above shall in no circumstances imply that any Common Share will be issued at a price of less than its nominal value expressed in the Share Currency.

Floor Price:	USD Floor price: USD 2.570 per common Share, approx. 66% of share price at November 13, 2023 closing. (EUR 3.650; exchange rate of 1.067 EUR/USD, November 13, 2023.)

Pre-emptive Rights:	The First Tranche Securities do not grant holders of the First Tranche Securities pre-emption rights in respect of any possible future issues of Parity Securities or any other securities by Banco Santander or any Subsidiary.

Waiver of Set-Off:	Subject to applicable law, neither any holder or beneficial owner of the First Tranche Securities nor the Trustee acting on behalf of the holders of the First Tranche Securities may exercise, claim or plead any right of set-off, compensation, netting, or retention in respect of any amount owed to it by Banco Santander in respect of, or arising under, or in connection with, the First Tranche Securities or the Base Indenture and the First Supplemental Indenture and each holder and beneficial owner of the First Tranche Securities, by virtue of its holding of any First Tranche Securities or any interest therein, and the Trustee acting on behalf of the holders of the First Tranche Securities, shall be deemed to have waived all such rights of set-off, compensation, netting, retention or counterclaim. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Security or any interest therein by Banco Santander in respect of, or arising under, the First Tranche Securities are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Banco Santander (or, if a Liquidation Event shall have occurred, the liquidator or administrator of Banco Santander, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for Banco Santander (or the liquidator or administrator of Banco Santander, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Enforcement Events and Remedies:

There are no events of default under the First Tranche Securities. In addition, under the terms of the Base Indenture, as amended and supplemented by the First Supplemental Indenture, neither the Trigger Conversion nor the exercise of the Bail-in Power or the exercise of a resolution tool or a resolution power by the Relevant Resolution Authority or any action in compliance therewith will be an Enforcement Event.

The First Tranche Securities are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders of the First Tranche Securities may not require any redemption of the First Tranche Securities at any time.

U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the First Tranche Securities by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations—Taxation of Contingent Convertible Capital Securities” in the preliminary prospectus supplement and the Prospectus. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.

Listing:	New York Stock Exchange

Trustee and Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch

Governing Law:	New York law, except that the authorization and execution by Banco Santander, S.A. of the Base Indenture, First Supplemental Indenture and the First Tranche Securities and certain provisions of the First Tranche Securities, the Base Indenture and the First Supplemental Indenture related to the subordination of the First Tranche Securities, as well as the price at which First Tranche Securities can be issued, certain minimum requirements with respect to the conversion price and the legal regime applicable for the exclusion of the pre-emptive rights shall be governed and construed in accordance with Spanish Law.

Risk Factors:	Investors should read the Risk Factors in the preliminary prospectus supplement dated November 15, 2023.

Selling Restrictions:	Canada, EEA, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No publicity or marketing nor public offering which requires the registration of a prospectus in Spain. The First Tranche Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.

Conflict of Interest:	Santander US Capital Markets LLC is a subsidiary of Banco Santander, S.A. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the First Tranche Securities will comply with the applicable requirements of FINRA Rule 5121.

CUSIP / ISIN:	05971K AP4 / US05971KAP49

Sole Global Coordinator:	Santander US Capital Markets LLC

Joint Bookrunners:	BNP Paribas Securities Corp. BofA Securities, Inc.

Citigroup Global Markets Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC Santander US Capital Markets LLC

Co-Leads:	Caixa – Banco de Investimento, S.A. Rabo Securities USA, Inc. SEB Securities, Inc. TD Securities (USA) LLC

* Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the First Tranche Securities. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

** It is expected that delivery of the First Tranche Securities will be made against payment therefore on or about November 21, 2023, which is the third day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the First Tranche Securities prior to the second business day prior to the settlement date will be required, by virtue of the fact that the First Tranche Securities initially settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Banco Santander has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from BNP Paribas Securities Corp. by calling toll free 1-800-854-5674, BofA Securities, Inc. by calling toll free 1-800-294-1322, Citigroup Global Markets Inc. by calling toll free 1-800-831-9146, Deutsche Bank Securities Inc. by calling toll free 1-800-503-4611, HSBC Securities (USA) Inc. by calling toll free 1-866-811-8049, J.P. Morgan Securities LLC by calling toll free 1-866-803-9204, RBC Capital Markets, LLC by calling toll free 1-866-375-6829 and Santander US Capital Markets LLC by calling toll free 1-855-403-3636.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates (the “First Tranche Securities”) may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The First Tranche Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II ; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the First Tranche Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the First Tranche Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The First Tranche Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the First Tranche Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the First Tranche Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the First Tranche Securities has led to the conclusion that: (i) the target market for the First Tranche Securities is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the First Tranche Securities to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the First Tranche Securities are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling, or recommending the First Tranche Securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the First Tranche Securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the First Tranche Securities or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.

PRICING TERM SHEET

U.S.$1,350,000,000 9.625% NON-STEP-UP NON-CUMULATIVE CONTINGENT CONVERTIBLE PERPETUAL

PREFERRED TIER 1 SECURITIES (THE “SECOND TRANCHE SECURITIES”)

Issuer:	Banco Santander, S.A.

Legal Entity Identifier:	5493006QMFDDMYWIAM13

Issuer Ratings*:	[***]

Expected Securities Ratings*:	[***]

Instrument:	Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities

Series Number:	14

Principal Amount:	U.S.$1,350,000,000

Form of Issuance:	SEC Registered

Ranking:	Unless previously converted into Common Shares as set forth in the “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event” in the prospectus dated May 16, 2023 (the “Prospectus”), the payment obligations of Banco Santander under the Second Tranche Securities constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 281.1 of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3 of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander, for so long as the Second Tranche Securities constitute Additional Tier 1 Instruments, rank: (a) pari passu among themselves and with (i) all other subordinated obligations (créditos subordinados) of Banco Santander under Additional Tier 1 Instruments and (ii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under Additional Tier 1 Instruments; (b) junior to (i) any unsubordinated obligations (créditos ordinarios) of Banco Santander, (ii) any subordinated obligations (créditos subordinados) of Banco Santander under Tier 2 Instruments and (iii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under Additional Tier 1 Instruments; and (c) senior to (i) any claims for the liquidation amount of the Common Shares and (ii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to Banco Santander’s obligations under Additional Tier 1 Instruments.

Maturity:	Perpetual

Currency:	U.S. dollar (“U.S.$”)

Pricing Date:	November 16, 2023

Settlement Date**:	November 21, 2023 (T+3)

Reset Date:	November 21, 2033 (the “First Reset Date”) and each subsequent date falling on the fifth anniversary of the preceding reset date

Benchmark Treasury:	10 year UST (4.500% due November 15, 2033)

Spread to Benchmark Treasury:	T+529.8 bps

Benchmark Treasury Yield:	4.443%

Re-offer Yield:	9.625% quarterly 9.741% s.a.

Initial Margin:	529.8 bps

Price to Public:	100.000%

Underwriting Discount / Commission:	0.600%

Proceeds to Issuer (after deducting Underwriting Discount / Commission):	99.400% (U.S.$1,341,900,000). This amount is before deducting other expenses incurred in connection with this offering. The Underwriters will not reimburse the Issuer for any of such expenses.

Distribution Payment Dates:	Quarterly in arrears on February 21 May 21, August 21 and November 21 of each year, commencing on February 21, 2024

Distributions:	Distributions will accrue (i) in respect of the period from (and including) the Settlement Date to (but excluding) the First Reset Date at the rate of 9.625% per annum, and (ii) in respect of each Reset Period, at the rate per annum, converted to a quarterly rate in accordance with market convention, equal to the aggregate of the Initial Margin (5.298% per annum) and the 5-year UST for such Reset Period. Such Distributions will be payable quarterly in arrears on each Distribution Payment Date.

5-year UST:	In relation to the Reset Date and the Reset Period commencing on that Reset Date, an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of five years as published in the most recent H.15.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities,” or any successor or replacement publication, as determined by Banco Santander, that establishes yield on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means in respect of any Reset Period, the H.15 which includes a yield to maturity for U.S. Treasury securities with a maturity of five years published closest in time but prior to the Reset Determination Date.

“Calculation Agent” means the Trustee or such other person authorized by Banco Santander as the party responsible for calculating the Distributions and/or such other amount(s) from time to time in relation to the Second Tranche Securities.

Day Count Fraction:	30/360 (following, unadjusted)

Business Days:	New York City, London, and TARGET 2

Liquidation Preference:	U.S.$200,000

Distributions Discretionary and Restrictions on Payments:

Banco Santander may elect, in its sole and absolute discretion to cancel the payment of any Distribution in whole or in part at any time that it deems necessary or desirable, for any reason. Distributions on the Second Tranche Securities will be non-cumulative.

Payments of Distributions in any financial year of Banco Santander shall be made only out of Available Distributable Items. To the extent that (i) Banco Santander has insufficient Available Distributable Items to make Distributions on the Second Tranche Securities scheduled for payment in the then current financial year and any equivalent payments scheduled to be made in the then current financial year in respect of any other Parity Securities or Common Equity Tier 1 Instruments then outstanding to the extent permitted by the Applicable Banking Regulations, in each case excluding any portion of such payments already accounted for in determining the Available Distributable Items, and/or (ii) the relevant Regulator in accordance with Applicable Banking Regulations, requires Banco Santander to cancel the relevant Distribution in whole or in part, then Banco Santander will, without prejudice to the right above to cancel at its discretion the payment of any such Distributions on the Second Tranche Securities at any time, make partial or, as the case may be, no payment of the relevant Distribution on the Second Tranche Securities.

No Distribution will be made on the Second Tranche Securities until the Maximum Distributable Amount (if required) is calculated and if and to the extent that such payment would cause the Maximum Distributable Amount (if any) then applicable to Banco Santander and/or the Group to be exceeded. No payment will be made on the Second Tranche Securities (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount applicable to Banco Santander and/or the Group).

Optional Redemption:	The Second Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, on (i) any calendar day during the six-month period commencing on (and including) May 21, 2033 to (and including) the First Reset Date and (ii) any Distribution Payment Date thereafter, in each case, at the Redemption Price, and subject to (x) the prior consent of the Regulator, as required under Applicable Banking Regulations, (y) compliance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No. 241/2014 and/or any other Applicable Banking Regulations then in force, and (z) the final paragraph of “Redemption Procedures” in the Prospectus.

Redemption Price:	Per security that is being redeemed, the Liquidation Preference, plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date fixed for redemption of the Second Tranche Securities.

Redemption due to a Capital Event:	If, on or after the Settlement Date, there is a Capital Event, the Second Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Capital Event:	Means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in any outstanding aggregate Liquidation Preference of the Second Tranche Securities ceasing to be included in, or counting towards, the Group’s or Banco Santander’s Tier 1 Capital.

Redemption Due to a Tax Event:	If, on or after the Settlement Date, there is a Tax Event, the Second Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Tax Event:	Means that as a result of any change in the laws or regulations of Spain or in either case of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the Settlement Date, (a) Banco Santander would not be entitled to claim a deduction in computing taxation liabilities in Spain in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to Banco Santander would be materially reduced, or (b) Banco Santander would be required to pay Additional Amounts, or (c) the applicable tax treatment of the Second Tranche Securities changes in a material way that was not reasonably foreseeable at the Issue Date.

Clean-up Redemption:	If, after the Settlement Date, there is a Clean-up Call Event, the Second Tranche Securities may be redeemed, in whole but not in part, at the option of Banco Santander, on any date that is a Distribution Payment Date, subject to the prior consent of the relevant Regulator as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Clean-up Call Event:	Means that Second Tranche Securities representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the Second Tranche Securities (including any Second Tranche Securities issued after the Settlement Date and constituting a single series of Second Tranche Securities under the Base Indenture, as described in the Prospectus under “Description of the Convertible Capital Securities—Additional Issuances,” and any Second Tranche Securities which have been cancelled by the Trustee in accordance with the Base Indenture, as amended and supplemented by the First Supplemental Indenture) have been redeemed or purchased by, or on behalf of, Banco Santander and cancelled.

Substitution / Variation:	If a Capital Event or a Tax Event occurs and is continuing, Banco Santander may substitute all (but not some) of the Second Tranche Securities or modify the terms of all (but not some) of the Second Tranche Securities, without any requirement for the consent or approval of the holders of the Second Tranche Securities, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than five (5) nor more than 30 days’ notice to the holders of the Second Tranche Securities in accordance with the terms described under “Description of Contingent Convertible Capital Securities—Notices” in the Prospectus and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation) and subject to obtaining the Regulator’s prior consent therefor, if and as required under Applicable Banking Regulations.

Qualifying Notes:

At any time, any securities issued directly by Banco Santander that have terms not otherwise materially less favorable to the holders of the Second Tranche Securities than the terms of the Second Tranche Securities.

For further terms, cf. preliminary prospectus supplement.

Agreement to and Acknowledgement of Statutory Bail-in:	By its acquisition of any Second Tranche Securities, each holder (including each holder of a beneficial interest in the Second Tranche Securities) acknowledges, accepts, consents and agrees to be bound by the terms of the Second Tranche Securities related to the exercise of the Bail-In Power.

Agreement and acknowledgement of Subordination Provisions:	Banco Santander agrees with respect to the Second Tranche Securities and each holder of Second Tranche Securities, by his or her acquisition of the Second Tranche Securities, will be deemed to have agreed to the subordination provisions described in the preliminary prospectus supplement. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Second Tranche Securities. In addition, each holder of Second Tranche Securities by his or her acquisition of the Second Tranche Securities authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Second Tranche Securities as provided in the Base Indenture, as amended and supplemented by the First Supplemental Indenture and as summarized herein, and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Trigger Event:	Means if, at any time, the CET1 ratio of Banco Santander or the Group calculated in accordance with Applicable Banking Regulations is less than 5.125%, as determined by Banco Santander or the Regulator.

Conversion:	In the event of the occurrence of the Trigger Event, the Second Tranche Securities are mandatorily and irrevocably convertible into newly issued Common Shares at the Conversion Price.

Conversion Price:	Means, if the Common Shares are (a) then admitted to trading on a Relevant Stock Exchange, the higher of: (i) the Current Market Price (as set forth in the preliminary prospectus supplement) of a Common Share (converted into U.S. dollars at the Prevailing Rate); (ii) the Floor Price, subject to the adjustments in accordance with “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event—Anti-Dilution Adjustment of the Floor Price” in the Prospectus; and (iii) the nominal value of a Common Share (converted into U.S. dollars at the Prevailing Rate) (being EUR0.50 on the Settlement Date); in each case on the Trigger Event Notice Date; or (b) not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above. For the avoidance of doubt, the conversion into U.S. dollars at the Prevailing Rate described above shall in no circumstances imply that any Common Share will be issued at a price of less than its nominal value expressed in the Share Currency.

Floor Price:	USD Floor price: USD 2.570 per common Share, approx. 66% of share price at November 13, 2023 closing. (EUR 3.650; exchange rate of 1.067 EUR/USD, November 13, 2023.)

Pre-emptive Rights:	The Second Tranche Securities do not grant holders of the Second Tranche Securities pre-emption rights in respect of any possible future issues of Parity Securities or any other securities by Banco Santander or any Subsidiary.

Waiver of Set-Off:	Subject to applicable law, neither any holder or beneficial owner of the Second Tranche Securities nor the Trustee acting on behalf of the holders of the Second Tranche Securities may exercise, claim or plead any right of set-off, compensation, netting, or retention in respect of any amount owed to it by Banco Santander in respect of, or arising under, or in connection with, the Second Tranche Securities or the Base Indenture and the First Supplemental Indenture and each holder and beneficial owner of the Second Tranche Securities, by virtue of its holding of any Second Tranche Securities or any interest therein, and the Trustee acting on behalf of the holders of the Second Tranche Securities, shall be deemed to have waived all such rights of set-off, compensation, netting, retention or counterclaim. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Security or any interest therein by Banco Santander in respect of, or arising under, the Second Tranche Securities are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Banco Santander (or, if a Liquidation Event shall have occurred, the liquidator or administrator of Banco Santander, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for Banco Santander (or the liquidator or administrator of Banco Santander, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Enforcement Events and Remedies:

There are no events of default under the Second Tranche Securities. In addition, under the terms of the Base Indenture, as amended and supplemented by the First Supplemental Indenture, neither the Trigger Conversion nor the exercise of the Bail-in Power or the exercise of a resolution tool or a resolution power by the Relevant Resolution Authority or any action in compliance therewith will be an Enforcement Event.

The Second Tranche Securities are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders of the Second Tranche Securities may not require any redemption of the Second Tranche Securities at any time.

U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the Second Tranche Securities by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations—Taxation of Contingent Convertible Capital Securities” in the preliminary prospectus supplement and the Prospectus. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.

Listing:	New York Stock Exchange

Trustee and Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch

Governing Law:	New York law, except that the authorization and execution by Banco Santander, S.A. of the Base Indenture, First Supplemental Indenture and the Second Tranche Securities and certain provisions of the Second Tranche Securities, the Base Indenture and the First Supplemental Indenture related to the subordination of the Second Tranche Securities, as well as the price at which Second Tranche Securities can be issued, certain minimum requirements with respect to the conversion price and the legal regime applicable for the exclusion of the pre-emptive rights shall be governed and construed in accordance with Spanish Law.

Risk Factors:	Investors should read the Risk Factors in the preliminary prospectus supplement dated November 15, 2023.

Selling Restrictions:	Canada, EEA, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No publicity or marketing nor public offering which requires the registration of a prospectus in Spain. The Second Tranche Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.

Conflict of Interest:	Santander US Capital Markets LLC is a subsidiary of Banco Santander, S.A. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the Second Tranche Securities will comply with the applicable requirements of FINRA Rule 5121.

CUSIP / ISIN:	05971K AQ2 / US05971KAQ22

Sole Global Coordinator:	Santander US Capital Markets LLC

Joint Bookrunners:

BNP Paribas Securities Corp.

BofA Securities, Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

Santander US Capital Markets LLC

Co-Leads:	Caixa – Banco de Investimento, S.A. Rabo Securities USA, Inc. SEB Securities, Inc. TD Securities (USA) LLC

* Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Second Tranche Securities. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

** It is expected that delivery of the Second Tranche Securities will be made against payment therefore on or about November 21, 2023, which is the third day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Second Tranche Securities prior to the second business day prior to the settlement date will be required, by virtue of the fact that the Second Tranche Securities initially settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Banco Santander has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from BNP Paribas Securities Corp. by calling toll free 1-800-854-5674, BofA Securities, Inc. by calling toll free 1-800-294-1322, Citigroup Global Markets Inc. by calling toll free 1-800-831-9146, Deutsche Bank Securities Inc. by calling toll free 1-800-503-4611, HSBC Securities (USA) Inc. by calling toll free 1-866-811-8049, J.P. Morgan Securities LLC by calling toll free 1-866-803-9204, RBC Capital Markets, LLC by calling toll free 1-866-375-6829 and Santander US Capital Markets LLC by calling toll free 1-855-403-3636.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates (the “Second Tranche Securities”) may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The Second Tranche Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II ; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the Second Tranche Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Second Tranche Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The Second Tranche Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Second Tranche Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Second Tranche Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Second Tranche Securities has led to the conclusion that: (i) the target market for the Second Tranche Securities is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Second Tranche Securities to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the Second Tranche Securities are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling, or recommending the Second Tranche Securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Second Tranche Securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the Second Tranche Securities or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.

EXHIBIT E

1.	The Final Term Sheets included in Exhibit D.

E-1